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                                                                    Exhibit 23.1


                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-4382 and Form S-3 No. 333-44513) of Escalon Medical Corp. and in the related Prospectuses, in the Registration Statement (Form S-8 No. 33-54994) pertaining to the 1988, 1989, 1990, 1991 and 1992 Stock Option Plans of Escalon Medical Corp., and in the Registration Statement (Form S-8 No. 33-80162) pertaining to the 1993 Stock Option Plan of Escalon Medical Corp. of our report dated August 14, 1997, except for Note 6 - Reverse Stock Split, as to which the date is November 20, 1997 with respect to the financial statements of Escalon Medical Corp. for the years ended June 30, 1997 and 1996 included in its Annual Report (Form 10-K) for the year ended June 30, 1998.




                                                           /s/ Ernst & Young LLP


Princeton, New Jersey
September 24, 1998